EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign one or more registration statements and any and all amendments (including post-effective amendments) and supplements relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of common stock of Cullen/Frost Bankers, Inc. (together with attached stock purchase rights) for the Cullen/Frost Bankers, Inc. 1997 Director Stock Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ T. C. Frost	Senior Chairman of the Board	November 26, 2002

T.C. Frost	and Director

/s/ Richard W. Evans, Jr.	Chairman of the Board and	November 26, 2002

Richard W. Evans, Jr.	Director (Principal Executive Officer)

/s/ R. Denny Alexander	Director	November 26, 2002

R. Denny Alexander

/s/ Carlos Alvarez	Director	November 26, 2002

Carlos Alvarez

/s/ Isaac Arnold, Jr.	Director	November 26, 2002

Isaac Arnold, Jr.

/s/ Royce S. Caldwell	Director	November 26, 2002

Royce S. Caldwell

/s/ Harry H. Cullen	Director	November 26, 2002

Harry H. Cullen

/s/ Eugene H. Dawson, Sr.	Director	November 26, 2002

Eugene H. Dawson, Sr.

/s/ Ruben M. Escobedo	Director	November 26, 2002

Ruben M. Escobedo

/s/ Patrick B. Frost	Director	November 26, 2002

Patrick B. Frost

/s/ Joe R. Fulton	Director	November 26, 2002

Joe R. Fulton

/s/ Preston M. Geren III	Director	November 26, 2002

Preston M. Geren III

/s/ James L. Hayne	Director	November 26, 2002

James L. Hayne

/s/ Karen E. Jennings	Director	November 26, 2002

Karen E. Jennings

/s/ Richard M. Kleberg, III	Director	November 26, 2002

Richard M. Kleberg, III

/s/ Robert S. McClane	Director	November 26, 2002

Robert S. McClane

/s/ Ida Clement Steen	Director	November 26, 2002

Ida Clement Steen

/s/ Horace Wilkins,Jr.	Director	November 26, 2002

Horace Wilkins, Jr.

/s/ Mary Beth Williamson	Director	November 26, 2002

Mary Beth Williamson